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                                  EXHIBIT 99

Zila Acquires Peridex(R) from P&G

PHOENIX, Nov. 7 /PRNewswire/ -- Zila, Inc.(Nasdaq:ZILA), international provider of healthcare products for dental/medical professionals and consumers, announced that its Zila Pharmaceuticals subsidiary has acquired Peridex(R), a prescription anti-bacterial oral rinse, from The Procter & Gamble Company (P&G). Peridex is specially formulated to kill bacteria associated with gum disease. Recognized as the "gold standard" of prescription oral rinses, it was the first rinse to receive the American Dental Association seal for reduction of plaque and gingivitis.Three of four American adults have some form of periodontal disease. Itis the leading cause of tooth loss in adults over age 35. Peridex effectively controls the oral bacteria associated with periodontal disease, particularly in the first and only completely reversible stage, gingivitis. Controlling gum disease at its earliest stage is important because, if left untreated, gingivitis can progress to periodontitis, resulting in destruction of the periodontal structure and supporting bone.

Zila Pharmaceuticals President Rocco Anselmo said, "Peridex is one of the best-established brand names in dentistry. We plan to build on the widespread professional and consumer loyalty this product has earned. Based on its professional reputation, Peridex will be the flagship of Zila Pharmaceuticals' new prescription products line, significantly adding to the Company's revenue stream."

Peridex will be marketed to healthcare professionals and pharmacists with extensive support from Innovative Customer Solutions (ICS), a Cincinnati firm headed by former P&G oral health care executives. Over the last year, ICS has assisted Zila in educating the insurance industry about OraTest(TM), the Company's oral cancer detection system, for which FDA approval is pending. ICS will use its established network of more than 60 experienced detailers to call on dental offices nationwide.

Zila, Inc., President Joseph Hines observed, "Until now, Zila products have never had the advantage of being supported by a professional dental office detailing force. We expect the ICS detailing organization to have a positive impact on our full line of products, including our intraoral camera systems, digital x-ray, practice management software, non-prescription products and, certainly, OraTest."

Bruce L. Byrnes, president of P&G's health care business, said, "We're delighted that dental professionals will continue to have access to Peridex, a well-regarded and highly-effective treatment for gingivitis. This move will allow us to focus even more on our toothpaste business."

Zila has grown rapidly in 1997, with acquisitions of Bio-Dental Technologies Corporation and Cygnus Imaging, Inc. On October 28, Zila announced the signing of a definitive agreement to


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acquire Oxycal Laboratories, Incorporated, manufacturer of Ester-C(R) vitamins, patented products with non-acidic and Body-Ready(R) characteristics.

Zila, Inc., currently has four operating groups. Zila Pharmaceuticals markets prescription and non-prescription oral healthcare products. Cygnus Imaging manufactures and markets CygnaScope(TM) and OralVision(TM) intraoral video camera systems, and CygnusRay(TM) digital x-ray systems. Zila Professional Products Group includes PracticeWorks(R) dental practice management software and Zila Dental Supply, a national dental products distributor, marketing 16,462 items to dental professionals through extensive telemarketing and direct mail, catalog and internet sales. Zila Manufacturing is the world's only producer of pharmaceutical grade toluidine blue, the active ingredient in OraTest(TM), the first oral cancer detection system. Zila is introducing OraTest in markets worldwide.

This document contains forward-looking statements which are based on Zila's expectations and are subject to various business risks and uncertainties, some of which are beyond Zila's control. Actual results could differ materially from these forward-looking statements as a result of such risks. There can be no assurances that the forward looking statements contained herein will in fact transpire or prove to be accurate.




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